EXHIBIT 12 - STATEMENT  RE: COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
 (UNAUDITED)

                                                   Three Months Ended                                       Fiscal Years Ended
                                             -----------------------------     ---------------------------------------------------------------------
                                                 May 1,        May 3,           January 31,  February 1,   February 2,   February 3,   January 29,
                                                  2004          2003               2004          2003         2002          2001*         2000
                                             -----------------------------     ---------------------------------------------------------------------

Consolidated pretax income                         $ 84,007      $ 38,049           $ 15,994    $ 204,261     $ 120,963     $ 183,531     $ 283,949
Fixed charges (less capitalized
interest)                                            42,525        48,148            202,432      212,479       216,605       221,957       274,586
                                             -----------------------------     ---------------------------------------------------------------------

EARNINGS                                           $126,532      $ 86,197          $ 218,376    $ 416,740     $ 337,568     $ 405,488     $ 558,535
                                             =============================     =====================================================================

Interest                                           $ 37,952      $ 43,425          $ 181,065    $ 189,779     $ 192,344     $ 196,609     $ 249,514
Capitalized interest                                    821           526              2,622        2,469         5,415         4,720         5,177
Interest factor in rent expense                       4,573         4,723             21,367       22,700        24,261        25,348        25,072
                                             -----------------------------     ---------------------------------------------------------------------

FIXED CHARGES                                      $ 43,346      $ 48,674          $ 205,054    $ 214,948     $ 222,020     $ 226,677     $ 279,763
                                             =============================     =====================================================================

Ratio of earnings to fixed charges                     2.92          1.77               1.07         1.94          1.52          1.79          2.00
                                             =============================     =====================================================================

 * 53 Weeks